Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2017 on the consolidated financial statements of County Bancorp, Inc. included in County Bancorp, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2016 and 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

May 19, 2017